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Exhibit 24.2

POWER OF ATTORNEY

        I, the undersigned director of Merisant Worldwide, Inc., Merisant Company, Merisant US, Inc. and Merisant Foreign Holdings I, Inc., hereby constitute and appoint Etienne Veber and Donald J. Hotz and each of them, my true and lawful attorneys, with full power to each such person to sign for me in my name in the capacity indicated below, all pre-effective and post-effective amendments to the Registration Statement on Form S-1 (No. 333-115021) under the Securities Act of 1933, as amended, and generally to do all things in my name and on my behalf in such capacity to enable Merisant Worldwide, Inc., Merisant Company, Merisant US, Inc. or Merisant Foreign Holdings I, Inc., as the case may be, to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Date: June 9, 2004	/s/ ROBERT E. ALBUS Robert E. Albus Director

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  Exhibit 24.2
POWER OF ATTORNEY